Exhibit 10.1

AMENDMENT NUMBER TWENTY TWO TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TWENTY TWO TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 31, 2021 (the “Amendment Twenty Two Effective Date”) is entered into between PMC FINANCIAL SERVICES GROUP, LLC, a Delaware limited liability company (“Lender”), and REAL GOOD FOODS, LLC, a Delaware limited liability company, as successor to THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Borrower”), in light of the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement, dated as of June 30, 2016, as amended from time to time (the “Agreement”).

WHEREAS, Borrower has completed an initial public offering and reorganization that included the following the steps: (i) the creation of a public holding company named RGF, Inc., a Delaware corporation (“Holdco”), (ii) the conversion of Borrower from a California limited liability company to a Delaware limited liability company, (iii) the transfer of all of the equity interests in Borrower to Holdco in exchange for equity interests in Holdco, and (iv) the change in Borrower’s name from The Real Good Food Company, LLC, to Real Good Foods, LLC.

WHEREAS, Borrower has requested that Lender enter into a new Master Lease Agreement to purchase and lease to Borrower the equipment required to build a new manufacturing facility in Bolingbrook, Illinois (the “Master Lease Agreement”). Borrower has further requested that Lender use proceeds from the Master Lease Agreement to repay all borrowings under the Capex Line used to purchase equipment for the Bolingbrook, IL facility.

WHEREAS, upon repayment in full of outstanding indebtedness under the Capex Line related to the Bolingbrook, IL facility, Borrower has requested that Lender reduce the Capex Line.

WHEREAS, Lender has agreed to Borrower’s request pursuant to the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is assigned to such term under this Amendment.

2. AMENDMENTS. Effective as of the Amendment Twenty Two Effective Date (as that term is defined in Section 2.1 of this Amendment), the Agreement is amended as follows:

2.1 Additional Definitions. Section 8 of the Agreement is amended by adding the definitions of “Amendment Twenty Two” and “Amendment Twenty Two Effective Date” as follows:

“Amendment Twenty Two” means that certain Amendment Number Twenty Two to Loan and Security Agreement, dated as of December 30, 2021, between Lender and Borrower.

“Amendment Twenty Two Effective Date” shall have the meaning set forth in the preamble to Amendment Twenty Two.

2.2 Reduction of the Capex Line. As of the Amendment Twenty Two Effective Date, all outstanding indebtedness under the Capex Line used to purchase equipment for the Bolingbrook, IL facility in the amount of $7,257,931.01 shall be converted to a lease line of credit, which allows for financing related to certain equipment lease agreements and Lender hereby reduces the maximum amount of the Capex Line from $20,000,000 to $4,000,000.

3. CONSENT TO CONVERSION.

3.1 Lender hereby consents to: (i) the creation of Holdco, (ii) the conversion of Borrower from a California limited liability company to a Delaware limited liability company, (iii) the transfer by all of the members of Borrower of all of their equity interests in Borrower to Holdco in exchange for the issuance to such members of equity interests in Holdco, and (iv) the change in Borrower’s name from The Real Good Food Company, LLC, to Real Good Foods, LLC.

3.2 Borrower acknowledges that the Obligations are due and owing to Lender pursuant to the terms and conditions of the Loan Documents, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof. Borrower authorizes Lender to file any financing statements in Delaware, and Borrower agrees to execute and deliver to Lender any documents, assignments or notices which Lender requires in order to perfect and maintain perfected Lender’s security in all of the present and future assets of Borrower securing the Obligations.

4. CONDITION PRECEDENT. This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:

A.	Lender shall have received a fully executed copy of this Amendment Twenty Two.

5. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Lender that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6. LIMITED EFFECT. Except for the specific amendment contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

7. RELEASE BY BORROWER. Borrower, for itself, and for its agents, servants, officers, directors, shareholders, employees, heirs, executors, administrators, successors and assigns, forever release and discharge Lender and its servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower had, now has, or has acquired, individually or jointly, at any time prior to the Agreement Date, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

7.1 Arise out of the Loan Documents;

7.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

7.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Lender or any party acting on behalf of Lender.

8. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agree that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

9. LEGAL ADVICE OBTAINED. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

10. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of this Amendment by each of the parties hereto.

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment.

THE REAL GOOD FOOD COMPANY LLC

By	/s/ Bryan Freeman
Name:	Bryan Freeman
Title:	Executive Chairman

PMC FINANCIAL SERVICES GROUP, LLC

By	/s/ Walter E. Buttkus, III
Name:	Walter E. Buttkus, III
Title:	President

Signature Page to Amendment Number Twenty Two to Loan and Security Agreement